Exhibit 99.1

Contacts:
Investor Relations:	Eric J. Shick Vice President, Investor Relations (908) 277-8413

Media Relations:	Holly P. Glass Vice President, Government and Public Affairs (703) 754-2848

BARD ANNOUNCES FIRST QUARTER RESULTS

REVENUE UP 13 PERCENT AS REPORTED, 11 PERCENT EXCLUDING FOREIGN EXCHANGE

MURRAY HILL, NJ — (April 24, 2007) — C. R. Bard, Inc. (NYSE-BCR) today reported 2007 first quarter financial results. First quarter 2007 net sales were $528.2 million, an increase of 13 percent over the prior-year period. Excluding the impact of foreign exchange, first quarter 2007 net sales increased 11 percent over the prior-year period.

For the first quarter 2007, net sales in the U.S. were $373.9 million and net sales outside the U.S. were $154.3 million, up 14 percent and 12 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, first quarter 2007 net sales outside the U.S. increased 6 percent over the prior-year period.

In the first quarter 2007, the company completed its previously disclosed plan to withdraw from the synthetic bulking market and discontinue the sale of the Tegress™ synthetic bulking product, which was formerly reported in the Urology product group. Consequently, the company will account for this withdrawal as a discontinued operation for all periods referred to in this release.

For the first quarter 2007, income from continuing operations was $101.6 million and diluted earnings per share from continuing operations were 95 cents, both up 25 percent as compared to first quarter 2006 results. Adjusting for certain items that affect comparability between periods, first quarter 2007 income from continuing operations and diluted earnings per share from continuing operations were both up 16 percent as compared to first quarter 2006 results. Adjustments to the first quarter 2006 results included an item detailed in the tables below that decreased net income by $6.3 million (after-tax), or 6 cents per diluted share.

“We are pleased to begin Bard’s centennial year with a quarter of healthy revenue and earnings growth. Recent new product introductions and increased demand for many of our existing technologies helped drive solid net sales growth in each of our four businesses,” said Chairman and Chief Executive Officer Timothy M. Ring. “We continue to be pleased with the execution and productivity of our strategic growth initiatives. Looking ahead, we see ample opportunity to expand our investment in market-leading technologies.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, N.J., is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, "forecast", “plan", “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to our December 31, 2006 10-K/A for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Condensed Consolidated Statements of Income

(in thousands except per share amounts, unaudited)

	Quarter Ended March 31,
	2007	2006
Net sales	$528,200	$465,900
Costs and expenses:
Cost of goods sold	206,500	178,100
Marketing, selling & administrative expense	153,700	142,300
Research & development expense	30,100	38,300
Interest expense	2,900	4,700
Other (income) expense, net	(7,400)	(7,700)

Total costs and expenses	385,800	355,700

Income from continuing operations before tax provision	142,400	110,200
Income tax provision	40,800	28,700

Income from continuing operations	101,600	81,500

Loss from discontinued operations, net of tax provision	—	(400)

Net income	$101,600	$81,100

Basic earnings per share from continuing operations	$0.98	$0.79
Basic loss per share from discontinued operations	—	—
Basic earnings per share	$0.98	$0.78

Diluted earnings per share from continuing operations	$0.95	$0.76
Diluted earnings per share from discontinued operations	—	—
Diluted earnings per share	$0.95	$0.76

Wt. avg. common shares outstanding – basic	103,300	103,800
Wt. avg. common shares outstanding – diluted	106,700	107,000

Product Group Summary of Net Sales

(in thousands, unaudited)

Quarter Ended March 31,

	2007	2006	Change	Constant Currency
Vascular	$127,700	$113,700	12%	9%
Urology	155,200	132,700	17%	15%
Oncology	127,800	111,000	15%	14%
Surgical Specialties	97,100	88,100	10%	9%
Other	20,400	20,400	—	-1%

Reported Sales	$528,200	$465,900	13%

FX Impact	—	8,100

Con. Currency	$528,200	$474,000		11%

Reconciliation of Income From Continuing Operations

Comparison of Quarters Ended March 31,

(in millions, except per share amounts, unaudited)

	2007
	Research & Development	Income Tax Provision	Income from Continuing Operations	Diluted Earnings Per Share
GAAP basis	$30.1	$40.8	$101.6	$0.95

	2006
	Research & Development	Income Tax Provision	Income from Continuing Operations	Diluted Earnings Per Share
GAAP basis	$38.3	$28.7	$81.5	$0.76
Items Impacting Comparability of Results Between Periods:
Purchased research & development	(10.4)	4.1	6.3

Total	$(10.4)	$4.1	$6.3	$0.06

Adjusted basis	$27.9	$32.8	$87.8	$0.82

Notes to Condensed Consolidated Statements of Income

•	For the first quarter of 2007, there were no items that met the criteria described below that affected the comparability of results between periods.

•

For the first quarter of 2006, research and development expense included payments of approximately $10.4 million pretax ($6.3 million after-tax; $0.06 diluted earnings per share) for purchased research and development.

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are reconciled to their most directly comparable GAAP measures in the tables above.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) research & development expense excluding payments for purchased research and development; (2) income tax provision excluding the tax effect of the item in (1) above; (3) income from continuing operations excluding the items set forth in (1) and (2) above; and (4) diluted earnings per share (EPS) excluding the items set forth in (1) and (2) above.

The company excluded the items described above because they may cause certain statement of income categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures (1) to establish financial and operational goals, (2) to monitor the company’s actual performance in relation to its business plan and operating budgets, (3) to evaluate the company’s core operating performance and understand key trends within the business, and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP financial measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP financial information. Management compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the tables above.

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